EXHIBIT 10.18

                                FIRST AMENDMENT

                                      to

                    AMENDED AND RESTATED GUARANTY AGREEMENT

                                      by

                              HOWELL CORPORATION,

                                 as Guarantor,

                                  in favor of

                               BANK OF MONTREAL,

                                   as Agent,



                         Effective as of July 26, 2001

      This FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY AGREEMENT (this "First Amendment") executed effective as of the 26th of July, 2001 (the "Effective Date") is by HOWELL CORPORATION, a corporation formed under the laws of the State of Delaware (the "Guarantor") in favor of BANK OF MONTREAL, as agent for the Lenders (in such capacity, together with its successors, the "Agent").

                                   Recitals

      A. Howell Petroleum Corporation, a corporation formed under the laws of Delaware (the "Borrower"), the Agents and the Lenders entered into that certain Credit Agreement dated as of December 17, 1997 (the "Prior Credit Agreement").

      B. In order to secure the obligations of the Borrower under the Credit Agreement, the Guarantor entered into that certain Guaranty Agreement dated as of December 17, 1997 (the "Prior Guaranty Agreement").

      C. The Borrower, the Agents the Lenders entered into that certain Amended and Restated Credit Agreement dated as of December 1, 1998 (the "Amended and Restated Credit Agreement") amending and restating the Prior Credit Agreement.

      D. In order to secure the obligations of the Borrower under the Amended and Restated Credit Agreement, the Guarantor entered into that certain Amended and Restated Guaranty Agreement dated as of December 1, 1998 (the "Amended and Restated Guaranty Agreement").

      E. The Borrower has requested and the Agents and the Lenders have agreed to amend certain provisions of the Amended and Restated Credit Agreement and the Amended and Restated Guaranty Agreement.

      F. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1.Defined Terms. Each capitalized term which is defined in the Amended and Restated Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Amended and
Restated Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to the Amended and Restated Guaranty Agreement.

      Section 2.Amendments to the Amended and Restated GuarantyAgreement.

      2.1  Amendments to Section 1.2. The  following  new  definition is hereby
           -------------------------
added where alphabetically appropriate:

           "Net Cash Proceeds" shall mean, with respect to any sale or disposition of securities, the cash proceeds (including cash equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale or other disposition received by the Guarantor or any of its Consolidated Subsidiaries, net of all attorneys' fees, accountants' fees, investment banking fees and other customary fees and commissions actually incurred by the Guarantor or any of its Consolidated Subsidiaries and documented in connection therewith.

      2.2 Amendments to Section 5.3. Section 5.3 is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

           5.3 Minimum Tangible Net Worth. The Guarantor will not permit its Tangible Net Worth at any time to be less than the sum (without duplication) of (i) $33,050,000 (85% of the Guarantor's Tangible Net Worth as of December 31, 2000), plus (ii) 50% of the Net Cash Proceeds of any primary offering (public or private) of equity securities consummated by the Guarantor after the First Amendment Effective Date, plus (iii) 50% of Consolidated Net Income for each fiscal quarter of the Guarantor ending after December 31, 2000 (to the extent for any such fiscal quarter Consolidated Net Income is positive).

      2.3 Amendments to Section 5.4. Section 5.4 is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

           5.4 Current Ratio. The Guarantor's ratio of (i) consolidated current assets plus availability under the Facility to (ii) consolidated current liabilities (excluding current maturities of the Notes) shall not at any time be less than 1.0 to 1.0.

      Section 3.Miscellaneous.
                -------------

      3.1 Confirmation. The provisions of the Amended and Restated Guaranty Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment.

      3.2 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      3.3 No Oral Agreement. THIS WRITTEN FIRST AMENDMENT, THE AMENDED AND RESTATED GUARANTY AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

      3.4  Governing  Law.  THIS FIRST  AMENDMENT  (INCLUDING,  BUT NOT LIMITED
           --------------
TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                [SIGNATURE PAGE - FIRST AMENDMENT TO
                   AMENDED AND RESTATED GUARANTY AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.


GUARANTOR:                                          HOWELL CORPORATION


                               By:   /s/ ALLYN R. SKELTON
                                     --------------------
                                     Allyn R. Skelton, Vice President &
                                     Chief Financial Officer



AGENT:                         BANK OF MONTREAL, AS AGENT



                               By:   /s/ JAMES DUCOTE
                                     -----------------------------
                                     James Ducote, Vice President